Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS

Fourth Quarter 2012	Full Year 2012

• Total revenue increased 17.6% to $768.4 million	• Total revenue increased 17.7% to $2,876.0 million

• Operating income increased 12.7% to $279.2 million	• Operating income increased 21.7% to $1,119.7 million

• Cash provided by operating activities decreased 5.7% to $297.8 million	• Cash provided by operating activities increased 21.3% to $1,414.4 million

SEGMENT HIGHLIGHTS

Fourth Quarter 2012	Full Year 2012

• Domestic rental and management segment revenue increased 7.5% to $499.9 million	• Domestic rental and management segment revenue increased 11.3% to $1,940.7 million

• International rental and management segment revenue increased 36.3% to $239.8 million	• International rental and management segment revenue increased 34.4% to $862.8 million

• Network development services segment revenue was $28.7 million	• Network development services segment revenue was $72.5 million

Boston, Massachusetts – February 26, 2013: American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2012.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “2012 represented another strong year of performance, as we remained focused on two primary aspirations: strengthening our core U.S. business by securing extended customer agreements to enable robust, sustained organic growth; and leveraging the rapid global adoption of wireless services to drive our international market expansion. As a result, we were able to achieve Core Growth in rental revenue and Adjusted EBITDA of over 21% and Core Growth in AFFO of nearly 19%.

Our Outlook for 2013 reflects continued mid-teen Core Growth in rental revenue, Adjusted EBITDA and AFFO, and we are focused on pursuing our disciplined global investment strategy to sustain these levels of growth into the future.”

FOURTH QUARTER 2012 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended December 31, 2012 (unless otherwise indicated, all comparative information is presented against the quarter ended December 31, 2011).

Total revenue increased 17.6% to $768.4 million and total rental and management revenue increased 15.4% to $739.7 million. Total rental and management revenue Core Growth was approximately 19.3%. Please refer to the selected statement of operations detail on page 14, which highlights the items affecting all Core Growth percentages for the quarter ended December 31, 2012.

Total rental and management Gross Margin increased 15.6% to $562.9 million, which includes the impact of a one-time favorable expense item attributable to the domestic rental and management segment, as further described below. Total selling, general, administrative and development expense was $89.4 million, including $11.9 million of stock-based compensation expense. Adjusted EBITDA increased 16.8% to $500.6 million, Core Growth in Adjusted EBITDA was 19.6%, and Adjusted EBITDA Margin was 65%.

Adjusted Funds From Operations (AFFO) increased 4.7% to $289.7 million, which includes the negative impact of two non-recurring international tax payments of approximately $15.5 million in aggregate, and new market start-up capital expenditures of approximately $5.6 million. Core Growth in AFFO was approximately 11.6%, and AFFO per Share increased 2.9% to $0.72.

Operating income increased 12.7% to $279.2 million, while net income attributable to American Tower Corporation decreased 33.9% to $135.7 million. The decrease was primarily attributable to a one-time positive net impact of approximately $121.0 million during the fourth quarter of 2011, as a result of the reversal of certain deferred tax assets and liabilities resulting from the Company’s conversion to a real estate investment trust (REIT). In addition, contributing to the decrease was the negative impact of approximately $39.4 million that the Company recorded during the fourth quarter of 2012 in relation to valuation allowances attributable to net operating losses generated by its international rental and management segment. Net income attributable to American Tower Corporation per both basic and diluted common share decreased 34.6% to $0.34.

Cash provided by operating activities decreased 5.7% to $297.8 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 7.5% to $499.9 million, which represented 65% of total revenues. Domestic rental and management segment Gross Margin increased 11.3% to $415.5 million, which includes the favorable one-time impact of approximately $5.7 million related to land rent expense. Domestic rental and management segment Operating Profit increased 10.7% to $390.5 million, and domestic rental and management segment Operating Profit Margin was 78%.

International Rental and Management Segment – International rental and management segment revenue increased 36.3% to $239.8 million, which represented 31% of total revenues. International rental and management segment Gross Margin increased 29.7% to $147.4 million, while international rental and management segment Operating Profit increased 30.5% to $120.2 million. International rental and management segment Operating Profit Margin was 50% (70%, excluding the impact of $67.9 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $28.7 million, which represented 4% of total revenues. Network development services segment Gross Margin was $15.3 million, and network development services segment Operating Profit was $12.9 million. Network development services segment Operating Profit Margin was 45%.

FULL YEAR 2012 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the full year ended December 31, 2012 (unless otherwise indicated, all comparative information is presented against the full year ended December 31, 2011).

Total revenue increased 17.7% to $2,876.0 million and total rental and management revenue increased 17.5% to $2,803.5 million. Total rental and management revenue Core Growth was approximately 21.1%. Please refer to the selected statement of operations detail on page 14, which highlights the items affecting all Core Growth percentages for the year ended December 31, 2012.

Total rental and management Gross Margin increased 17.7% to $2,131.9 million. Total selling, general, administrative and development expense was $327.3 million, including $50.2 million of stock-based compensation expense. Adjusted EBITDA increased 18.6% to $1,892.4 million, Core Growth in Adjusted EBITDA was 21.3%, and the Adjusted EBITDA Margin was 66%.

AFFO increased 13.5% to $1,198.1 million, Core Growth in AFFO was approximately 18.8%, and AFFO per Share increased 13.6% to $3.00.

Operating income increased 21.7% to $1,119.7 million, while net income attributable to American Tower Corporation increased 60.7% to $637.3 million. Net income attributable to American Tower Corporation per basic common share increased 61.0% to $1.61, and net income attributable to American Tower Corporation per diluted common share increased 61.6% to $1.60.

Cash provided by operating activities increased 21.3% to $1,414.4 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 11.3% to $1,940.7 million, which represented 67% of total revenues. Domestic rental and management segment Gross Margin increased 13.8% to $1,583.1 million, while domestic rental and management segment Operating Profit increased 14.0% to $1,497.5 million. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 34.4% to $862.8 million, which represented 30% of total revenues. International rental and management segment Gross Margin increased 30.5% to $548.7 million, while international rental and management segment Operating Profit increased 33.9% to $453.1 million. International rental and management segment Operating Profit Margin was 53% (72%, excluding the impact of $229.1 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $72.5 million, which represented 3% of total revenues. Network development services segment Gross Margin was $37.6 million, and network development services segment Operating Profit was $30.9 million. Network development services segment Operating Profit Margin was 43%.

Please refer to “Non-GAAP and Defined Financial Measures” on pages 6 and 7 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 12 through 16.

INVESTING OVERVIEW

Distributions – On December 31, 2012, the Company paid its fourth quarter distribution of $0.24 per share, or a total of approximately $94.8 million, to stockholders of record at the close of business on December 17, 2012.

During the twelve months ended December 31, 2012, the Company paid an aggregate of $0.90 per share in distributions, or a total of approximately $355.6 million, to its stockholders. Subject to the discretion of the Company’s Board of Directors, the Company expects to continue paying regular distributions, the amount and timing of which will be determined by the Board.

Cash Paid for Capital Expenditures – During the fourth quarter of 2012, total capital expenditures of $191.0 million included $86.9 million for discretionary capital projects, including spending to complete the construction of 87 towers and the installation of 6 distributed antenna system networks and 304 shared generators domestically and the construction of 432 towers and the installation of 2 distributed antenna system networks internationally; $33.9 million to purchase land under the Company’s communications sites; $28.0 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $42.3 million for capital improvements and corporate capital expenditures.

During the twelve months ended December 31, 2012, total capital expenditures of $568.0 million included $279.0 million for discretionary capital projects, including spending to complete the construction of 235 towers and the installation of 15 distributed antenna system networks and 603 shared generators domestically and the construction of 2,109 towers and the installation of 2 distributed antenna system networks internationally; $82.3 million to purchase land under the Company’s communications sites; $86.7 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $120.0 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the fourth quarter of 2012, the Company spent $1,175.2 million for the purchase of 627 domestic towers, 24 domestic property interests under third-party communications sites and 2,263 international towers. The international towers consisted of those acquired pursuant to previously announced agreements, including 2,031 towers in Germany, 190 towers in Mexico and 42 towers in Colombia. Subsequent to the end of the fourth quarter of 2012, the Company acquired an additional 883 towers in Mexico for an aggregate purchase price of $248.5 million, subject to post-closing adjustments and value added tax.

During the twelve months ended December 31, 2012, the Company spent $1,998.0 million for the purchase of 713 domestic towers, 24 domestic property interests under third-party communications sites, 5,733 international towers, and amounts due for acquisitions completed in December of 2011.

Stock Repurchase Program – During the fourth quarter of 2012, the Company repurchased a total of approximately 0.6 million shares of its common stock for approximately $46.0 million pursuant to its stock repurchase program. Between January 1, 2013 and January 21, 2013, the Company repurchased an additional 15,790 shares of its common stock for an aggregate of $1.2 million.

During the twelve months ended December 31, 2012, the Company repurchased a total of approximately 0.9 million shares of its common stock for approximately $62.7 million pursuant to its stock repurchase program.

FINANCING UPDATE

Leverage – For the quarter ended December 31, 2012, the Company’s net leverage ratio was approximately 4.2x net debt (total debt less cash and cash equivalents) to fourth quarter 2012 annualized Adjusted EBITDA.

Liquidity – As of December 31, 2012, the Company had approximately $1.1 billion of total liquidity, comprised of approximately $368.6 million in cash and cash equivalents, plus the ability to borrow an aggregate of approximately $734.6 million under its two revolving credit facilities, net of any outstanding letters of credit.

Subsequent to the end of the fourth quarter of 2012, the Company increased its liquidity by approximately $1.0 billion through the issuance of 3.50% senior unsecured notes due 2023, the net proceeds of which were used to repay borrowings under the Company’s revolving credit facilities.

FULL YEAR 2013 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 26, 2013. These estimates include the impact of the Company’s acquisition of 883 towers in Mexico, which closed subsequent to the end of the fourth quarter of 2012 and the construction of between 2,250 to 2,750 new sites. Actual results may differ materially from these estimates as a result of various factors and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the full year 2013: (a) 2.00 Brazilian Reais; (b) 475.00 Chilean Pesos; (c) 1,800.00 Colombian Pesos; (d) 0.78 Euros; (e) 1.90 Ghanaian Cedi; (f) 53.00 Indian Rupees; (g) 12.50 Mexican Pesos; (h) 2.55 Peruvian Soles; (i) 8.70 South African Rand; and (j) 2,650.00 Ugandan Schillings.

($ in millions)	Full Year 2013			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$3,160	to	$3,210	13.6%	16.5%
Adjusted EBITDA(1)	$2,080	to	$2,130	11.2%	14.8%
Adjusted Funds From Operations(1)	$1,360	to	$1,410	15.6%	16.3%
Net Income	$765	to	$840	35.1%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $2,080 million; and (2) international rental and management segment revenue of $1,105 million, which includes approximately $285 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows: (Totals may not add due to rounding.)	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	16.5%	14.8%	16.3%
Estimated impact of fluctuations in foreign currency exchange rates	(0.2)%	(0.0)%	0.0%
Impact of straight-line revenue and expense recognition	(2.0)%	(2.4)%	—
Impact of significant one-time items(1)	(0.6)%	(1.1)%	(0.8)%

Outlook midpoint growth	13.6%	11.2%	15.6%

(1)	Attributable to 2012 one-time items and new market start-up capital expenditures of approximately $20 million in 2013.

Outlook for Capital Expenditures: ($ in millions) (Totals may not add due to rounding.)	Full Year 2013
Discretionary capital projects(1)	$240	to	$300
Ground lease purchases	85	to	105
Redevelopment	95	to	105
Capital improvement(2)	105	to	115
Corporate	25	-	25

Total	$550	to	$650

(1)	Includes the construction of approximately 2,250 to 2,750 new communications sites.
(2)	Includes new market start-up capital expenditures of approximately $20 million and spending related to a lighting system upgrade in the U.S of approximately $15 million.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:
($ in millions) (Totals may not add due to rounding.)	Full Year 2013
Net income	$765	to	$840
Interest expense	460	to	450
Depreciation, amortization and accretion	755	to	725
Income tax provision	63	to	73
Stock-based compensation expense	65	-	65
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, (income) loss on equity method investments and other (income) expense	(28)	to	(23)

Adjusted EBITDA	$2,080	to	$2,130

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations:
($ in millions) (Totals may not add due to rounding.)	Full Year 2013
Net income	$765	to	$840
Straight-line revenue	(135)	-	(135)
Straight-line expense	31	-	31
Depreciation, amortization and accretion	755	to	725
Stock-based compensation expense	65	-	65
Non-cash portion of tax provision	5	to	10
Other, including other operating expenses, interest expense, amortization of deferred financing costs, debt discounts and capitalized interest, loss on retirement of long-term obligations, other (income) expense and non-cash interest related to joint venture shareholder loans	4	to	14
Capital improvement capital expenditures	(105)	to	(115)
Corporate capital expenditures	(25)	-	(25)

Adjusted Funds From Operations	$1,360	to	$1,410

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the fourth quarter and full year ended December 31, 2012 and its outlook for 2013. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 94770658

When available, a replay of the call can be accessed until 11:59 p.m. ET on March 12, 2013. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 94770658

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates over 54,000 communications sites in the United States, Brazil, Chile, Colombia, Germany, Ghana, India, Mexico, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other (income) expense, loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Funds From Operations as net income before real estate related depreciation, amortization and accretion. The Company defines Adjusted Funds From Operations as Funds From Operations before straight-line revenue and expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts and capitalized interest, other (income) expense, loss on retirement of long-term obligations, other operating (income) expense, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. Funds From Operations for the three and twelve months ended December 31, 2011 are presented on a pro forma basis and reflect adjustments for income tax provision as if the REIT conversion had occurred on January 1, 2011. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and Adjusted Funds From Operations as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2013 outlook, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (3) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (4) if our tenants consolidate, merge or share site infrastructure with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (5) we could suffer adverse tax or other financial consequences if taxing authorities do not agree with our tax positions; (6) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (7) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (9) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (10) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (11) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (12) if we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates, which would substantially reduce funds otherwise available; (13) we may be limited in our ability to fund required distributions using cash generated through our TRSs; (14) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (15) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows, and may have deferred and contingent tax liabilities; (16) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (17) our leverage and debt service obligations may materially and adversely affect us; (18) restrictive covenants in the loan agreements related to our securitization transaction, the loan agreements for our credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (19) we may incur goodwill and other intangible asset impairment charges which could result in a significant reduction to our earnings; (20) we have limited experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow and ability to satisfy debt service obligations; (21) we could have liability under environmental and occupational safety and health laws; (22) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage; and (23) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the nine months ended September 30, 2012. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	December 31, 2011(1)
ASSETS:
Current assets:
Cash and cash equivalents	$368,618	$330,191
Restricted cash	69,316	42,215
Short-term investments and available-for-sale securities	6,018	22,270
Accounts receivable, net	136,971	100,610
Prepaid and other current assets	222,851	250,273
Deferred income taxes	25,754	29,596

Total current assets	829,528	775,155

Property and equipment, net	5,789,995	4,981,722
Goodwill	2,912,046	2,676,290
Other intangible assets, net	3,115,053	2,495,053
Deferred income taxes	213,518	209,031
Deferred rent asset	776,201	609,529
Notes receivable and other non-current assets	452,788	495,615

Total	$14,089,129	$12,242,395

LIABILITIES AND EQUITY:
Current liabilities:
Accounts payable	$89,578	$215,931
Accrued expenses	286,962	305,538
Distributions payable	189	—
Accrued interest	71,271	65,729
Current portion of long-term obligations	60,031	101,816
Unearned revenue	124,147	92,483

Total current liabilities	632,178	781,497

Long-term obligations	8,693,345	7,134,492
Asset retirement obligations	435,724	344,180
Other non-current liabilities	643,701	572,084

Total liabilities	10,404,948	8,832,253

COMMITMENTS AND CONTINGENCIES
EQUITY :
Common stock	3,959	3,936
Additional paid-in capital	5,012,124	4,903,800
Distributions in excess of earnings	(1,196,907)	(1,477,899)
Accumulated other comprehensive loss	(183,347)	(142,617)
Treasury stock(2)	(62,728)	—

Total American Tower Corporation equity	3,573,101	3,287,220
Noncontrolling interest	111,080	122,922

Total equity	3,684,181	3,410,142

Total	$14,089,129	$12,242,395

(1)	December 31, 2011 balances have been revised to reflect purchase accounting measurement period adjustments.
(2)	As part of the Company’s reorganization to qualify as a REIT for federal income tax purposes, effective December 31, 2011, the Company completed the merger with its predecessor, approved by the Company’s stockholders in November 2011. At the time of the merger, each share of Class A common stock of American Tower held in treasury at December 31, 2011 ceased to be outstanding, and a corresponding adjustment was recorded to additional paid-in capital and common stock.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUES:
Rental and management	$739,684	$640,883	$2,803,490	$2,386,185
Network development services	28,690	12,316	72,470	57,347

Total operating revenues	768,374	653,199	2,875,960	2,443,532

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $199, $252, $793 and $1,105, respectively)	180,561	157,818	686,681	590,272
Network development services (including stock-based compensation expense $219, $314, $968 and $1,224, respectively)	13,645	7,800	35,798	30,684
Depreciation, amortization and accretion	178,488	143,615	644,276	555,517
Selling, general, administrative and development expense (including stock-based compensation expense of $11,911, $10,686, $50,222, and $45,108 respectively)	89,410	73,895	327,301	288,824
Other operating expenses	27,035	22,333	62,185	58,103

Total operating expenses	489,139	405,461	1,756,241	1,523,400

OPERATING INCOME	279,235	247,738	1,119,719	920,132

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,543	3,627	14,258	14,214
Interest income	1,427	541	7,680	7,378
Interest expense	(104,043)	(85,119)	(401,665)	(311,854)
Loss on retirement of long-term obligations	—	—	(398)	—
Other expense (including unrealized foreign currency losses of $21,483, $29,548, $34,330 and $131,053, respectively)	(18,832)	(7,265)	(38,300)	(122,975)

Total other expense	(117,905)	(88,216)	(418,425)	(413,237)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	161,330	159,522	701,294	506,895
Income tax provision	(43,187)	36,901	(107,304)	(125,080)
Income on equity method investments	10	11	35	25

NET INCOME	$118,153	$196,434	$594,025	$381,840
Net loss (income) attributable to noncontrolling interest	17,526	8,676	43,258	14,622

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$135,679	$205,110	$637,283	$396,462

NET INCOME PER COMMON SHARE AMOUNTS
Basic net income attributable to American Tower Corporation	$0.34	$0.52	$1.61	$1.00

Diluted net income attributable to American Tower Corporation	$0.34	$0.52	$1.60	$0.99

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	395,195	393,347	394,772	395,711

DILUTED	399,625	397,724	399,287	400,195

DISTRIBUTIONS DECLARED PER SHARE:	$0.24	$0.35	$0.90	$0.35

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$594,025	$381,840
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	51,983	47,437
Depreciation, amortization and accretion	644,276	555,517
Other non-cash items reflected in statements of operations	130,517	243,648
Increase in net deferred rent asset	(130,512)	(113,042)
(Increase) decrease in restricted cash	(26,500)	11,867
Decrease (increase) in assets	40,961	(72,516)
Increase in liabilities	109,641	111,191

Cash provided by operating activities	1,414,391	1,165,942

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(568,048)	(523,015)
Payments for acquisitions, net of cash acquired	(1,997,955)	(2,320,673)
Proceeds from sales of short-term investments, available-for-sale securities and other long-term assets	374,682	69,971
Payment for short-term investments	(352,306)	(42,590)
Deposits, restricted cash and other	(14,758)	25,495

Cash used in investing activities	(2,558,385)	(2,790,812)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments of) proceeds from short-term borrowings, net	(55,264)	128,121
Borrowings under credit facilities	2,582,000	1,005,014
Proceeds from issuance of senior notes	698,670	499,290
Proceeds from term loan credit facility	750,000	—
Proceeds from other long-term borrowings	177,299	212,783
Repayments of notes payable, credit facilities and capital leases	(2,658,566)	(395,384)
Contributions from noncontrolling interest holders, net	52,761	140,880
Purchases of common stock	(62,728)	(437,402)
Proceeds from stock options, warrants and stock purchase plan	55,441	85,642
Distributions	(355,574)	(137,765)
Deferred financing costs and other financing activities	(13,673)	(15,084)

Cash provided by financing activities	1,170,366	1,086,095

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	12,055	(14,997)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,427	(553,772)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	330,191	883,963

CASH AND CASH EQUIVALENTS, END OF PERIOD	$368,618	$330,191

CASH PAID FOR INCOME TAXES, NET	$69,277	$53,909

CASH PAID FOR INTEREST	$366,458	$274,234

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages)

Three Months Ended, December 31, 2012
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$499,865	$239,819	$739,684	$28,690	$768,374
Segment operating expenses(1)	84,367	95,995	180,362	13,426	193,788
Interest income, TV Azteca, net	—	3,543	3,543	—	3,543

Segment Gross Margin	415,498	147,367	562,865	15,264	578,129

Segment selling, general, administrative and development expense(1)	25,025	27,146	52,171	2,334	54,505

Segment Operating Profit	$390,473	$120,221	$510,694	$12,930	$523,624

Segment Operating Profit Margin	78%	50%	69%	45%	68%

Three Months Ended, December 31, 2011
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$464,945	$175,938	$640,883	$12,316	$653,199
Segment operating expenses(1)	91,602	65,964	157,566	7,486	165,052
Interest income, TV Azteca, net	—	3,627	3,627	—	3,627

Segment Gross Margin	373,343	113,601	486,944	4,830	491,774

Segment selling, general, administrative and development expense(1)	20,513	21,487	42,000	2,734	44,734

Segment Operating Profit	$352,830	$92,114	$444,944	$2,096	$447,040

Segment Operating Profit Margin	76%	52%	69%	17%	68%

Twelve Months Ended, December 31, 2012
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,940,689	$862,801	$2,803,490	$72,470	$2,875,960
Segment operating expenses(1)	357,555	328,333	685,888	34,830	720,718
Interest income, TV Azteca, net	—	14,258	14,258	—	14,258

Segment Gross Margin	1,583,134	548,726	2,131,860	37,640	2,169,500

Segment selling, general, administrative and development expense(1)	85,663	95,579	181,242	6,744	187,986

Segment Operating Profit	$1,497,471	$453,147	$1,950,618	$30,896	$1,981,514

Segment Operating Profit Margin	77%	53%	70%	43%	69%

Twelve Months Ended, December 31, 2011
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,744,260	$641,925	$2,386,185	$57,347	$2,443,532
Segment operating expenses(1)	353,458	235,709	589,167	29,460	618,627
Interest income, TV Azteca, net	—	14,214	14,214	—	14,214

Segment Gross Margin	1,390,802	420,430	1,811,232	27,887	1,839,119

Segment selling, general, administrative and development expense(1)	77,041	82,106	159,147	7,864	167,011

Segment Operating Profit	$1,313,761	$338,324	$1,652,085	$20,023	$1,672,108

Segment Operating Profit Margin	75%	53%	69%	35%	68%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

Long-term obligations summary, including current portion	December 31, 2012	December 31, 2012 Pro Forma(1)
2011 Credit Facility	$265,000	$—
2012 Credit Facility	992,000	322,000
2012 Term Loan	750,000	750,000
4.625% Senior Notes due 2015	599,638	599,638
7.000% Senior Notes due 2017	500,000	500,000
4.500% Senior Notes due 2018	999,414	999,414
7.250% Senior Notes due 2019	296,272	296,272
5.050% Senior Notes due 2020	699,333	699,333
5.900% Senior Notes due 2021	499,356	499,356
4.700% Senior Notes due 2022	698,760	698,760
3.500% Senior Notes due 2023	—	991,850

Total Unsecured at American Tower Corporation	$6,299,773	$6,356,624

Commercial Mortgage Pass-Through Certificates, Series 2007-1	1,750,000	1,750,000
Unison Notes(2)	207,188	207,188
South African Facility(3)	98,456	98,456
Colombian long-term credit facility(3)	76,347	76,347
Colombian bridge loans(3)	53,169	53,169
Shareholder loans(4)	211,150	211,150
Capital leases	57,293	57,293

Total Secured or Subsidiary Debt	$2,453,603	$2,453,603

Total debt	$8,753,376	$8,810,227

Cash and cash equivalents	368,618

Net debt (total debt less cash and cash equivalents)	$8,384,758

(1)

Pro Forma as of February 26, 2013 for: (a) the registered public offering of $1.0 billion aggregate principal amount of senior unsecured notes and associated repayment of certain indebtedness under the 2011 and 2012 Credit Facilities; and (b) the aggregate borrowing of an additional $49 million under the 2012 Credit Facility.

(2)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(3)	Denominated in local currency.
(4)	Denominated in USD, reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Colombia, Ghana and Uganda.

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended December 31, 2012
Total debt	$8,753,376
Cash and cash equivalents	368,618

Numerator: net debt (total debt less cash and cash equivalents)	$8,384,758

Adjusted EBITDA	$500,630
Denominator: annualized Adjusted EBITDA	2,002,520

Net leverage ratio	4.2x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Share count rollforward: (in millions of shares)	Three Months Ended December 31, 2012	Twelve Months Ended December 31, 2012
Total common shares, beginning of period	395.4	393.6
Common shares repurchased	(0.6)	(0.9)
Common shares issued	0.3	2.3

Total common shares outstanding, end of period(1)	395.1	395.1

(1)	As of December 31, 2012, excludes (a) 3.2 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $37.07 per share, (b) 2.7 million potentially dilutive shares associated with unvested stock options, and (c) 1.9 million potentially dilutive shares associated with unvested restricted stock units.

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Total rental and management operations straight-line revenue	$47,260	$50,994	$165,806	$143,994
Total rental and management operations straight-line expense	$7,553	$7,827	$33,700	$30,952

	Three Months Ended December 31,		Twelve Months Ended December 31,
Selling, general, administrative and development expense breakout:	2012	2011	2012	2011
Total rental and management overhead	$52,171	$42,000	$181,242	$159,147
Network development services segment overhead	2,334	2,734	6,744	7,864
Corporate and development expenses	22,994	18,475	89,093	76,705
Stock-based compensation expense	11,911	10,686	50,222	45,108

Total	$89,410	$73,895	$327,301	$288,824

	Three Months Ended December 31,		Twelve Months Ended December 31,
International pass-through revenue detail:	2012	2011	2012	2011
Pass-through revenue	$67,933	$49,388	$229,105	$176,085

SELECTED CASH FLOW DETAIL:

	Three Months Ended December 31,		Twelve Months Ended December 31,
Payments for purchase of property and equipment and construction activities:	2012	2011	2012	2011
Discretionary - capital projects	$86,850	$74,996	$279,015	$296,906
Discretionary - ground lease purchases	33,887	11,012	82,349	91,292
Redevelopment	27,954	18,020	86,656	55,301
Capital improvements(1)	36,477	16,714	99,981	60,829
Corporate	5,853	5,184	20,047	18,687

Total	$191,021	$125,926	$568,048	$523,015

(1)	Includes new market start-up capital expenditures of: (a) approximately $5.6 million during the three months ended December 31, 2012; and (b) approximately $24.5 million during the twelve months ended December 31, 2012.

UNAUDITED SELECTED FINANCIAL INFORMATION

(Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three Months Ended December 31, 2012	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	19.3%	19.6%	11.6%
Estimated impact of fluctuations in foreign currency exchange rates	(1.8)%	(1.4)%	(1.4)%
Impact of straight-line revenue recognition	(2.0)%	(2.8)%	—
Impact of material one-time items	—	1.4%	(5.6)%

Reported growth	15.4%	16.8%	4.7%

Twelve Months Ended December 31, 2012	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	21.1%	21.3%	18.8%
Estimated impact of fluctuations in foreign currency exchange rates	(3.8)%	(3.1)%	(3.8)%
Impact of straight-line revenue recognition	(0.2)%	(0.1)%	—
Impact of material one-time items	0.5%	0.6%	(1.4)%

Reported growth	17.5%	18.6%	13.5%

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Tower Count(1):	As of September 30, 2012	Constructed	Acquired	Adjustments	As of December 31, 2012
United States(2)	21,668	87	627	152	22,534
Brazil	4,311	28	—	6	4,345
Chile	1,180	1	—	—	1,181
Colombia	2,847	58	42	57	3,004
Germany	—	—	2,031	—	2,031
Ghana	1,908	18	—	—	1,926
India	10,116	287	—	(25)	10,378
Mexico(3)	5,562	26	190	(1)	5,777
Peru	475	—	—	25	500
South Africa	1,601	2	—	1	1,604
Uganda	1,031	12	—	—	1,043

Total	50,699	519	2,890	215	54,323

(1)	Excludes in-building and outdoor distributed antenna system networks.
(2)	Includes 274 broadcast towers.
(3)	Includes 199 broadcast towers.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income	$118,153	$196,434	$594,025	$381,840
Income from equity method investments	(10)	(11)	(35)	(25)
Income tax provision (benefit)	43,187	(36,901)	107,304	125,080
Other expense	18,832	7,265	38,300	122,975
Loss on retirement of long-term obligations	—	—	398	—
Interest expense	104,043	85,119	401,665	311,854
Interest income	(1,427)	(541)	(7,680)	(7,378)
Other operating expenses	27,035	22,333	62,185	58,103
Depreciation, amortization and accretion	178,488	143,615	644,276	555,517
Stock-based compensation expense	12,329	11,252	51,983	47,437

Adjusted EBITDA	$500,630	$428,565	$1,892,421	$1,595,403

Divided by total revenue	768,374	653,199	2,875,960	2,443,532

Adjusted EBITDA Margin	65%	66%	66%	65%

UNAUDITED REIT MEASURES AND RECONCILIATIONS TO GAAP MEASURES

(In thousands, except per share data. Totals may not add due to rounding.)

The reconciliation of net income to Funds From Operations and the calculation of Adjusted Funds From Operations and Adjusted Funds From Operations per Share are presented below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net Income	$118,153	$196,434	$594,025	$381,840
Adjustment for pro forma income tax provision (benefit)(1)	—	(40,570)	—	82,908

Pro forma net income	118,153	155,864	594,025	464,748
Real estate related depreciation, amortization and accretion	154,329	124,977	562,298	481,926

Funds From Operations	272,482	280,841	1,156,323	946,674

Straight-line revenue	(47,260)	(50,994)	(165,806)	(143,994)
Straight-line expense	7,553	7,827	33,700	30,952
Stock-based compensation expense	12,329	11,252	51,983	47,437
Non-cash portion of tax provision	2,375	(1,432)	38,027	(11,737)
Non-real estate related depreciation, amortization and accretion	24,159	18,638	81,978	73,591
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums(2)	14,492	2,742	21,008	11,021
Other expense(3)	18,832	7,265	38,300	122,975
Loss on retirement of long-term obligations	—	—	398	—
Other operating expense(4)	27,035	22,333	62,185	58,103
Capital improvement capital expenditures	(36,477)	(16,714)	(99,981)	(60,829)
Corporate capital expenditures	(5,853)	(5,184)	(20,047)	(18,687)

Adjusted Funds From Operations	$289,667	$276,574	$1,198,068	$1,055,505

Divided by weighted average diluted shares outstanding	399,625	397,724	399,287	400,195
Adjusted Funds From Operations per Share	$0.72	$0.70	$3.00	$2.64

(1)	Adjustment for three and twelve months ended December 31, 2011 assumes the REIT election occurred effective as of January 1, 2011, and that as a result, income taxes would no longer be payable on certain of the Company’s activities. As a result, on a pro forma basis, income tax expense is lower by the amount of the adjustment. For more information, see Note (B) to Unaudited Pro Forma Consolidated Financial Statements in the Company’s Definitive Proxy Statement, filed with the SEC on October 11, 2011. The pro forma adjustment set forth in this footnote has been made solely for the purpose of this pro forma information. This information is not necessarily indicative of the financial position or operating results that would have been achieved had the REIT election been effective as of January 1, 2011, nor is it necessarily indicative of future financial position or operating results. It also does not reflect one-time transaction costs related to the REIT election and the potential immaterial effect of lower cash balances these transactions have on interest income, higher borrowing costs or foregone investment opportunities.
(2)	Reflects accrued non-cash interest expense attributable to joint-venture loans.
(3)	Primarily includes unrealized (gain) loss on foreign currency exchange rate fluctuations.
(4)	Primarily includes impairments and transaction related costs.